SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 26, 2010

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On January 26, 2010, the Winthrop Realty Trust and WRT Realty, L.P. (collectively, the Company”) and FUR Advisors LLC (the “Advisor”) entered into an amendment to the Second Amended and Restated Advisory Agreement pursuant to which the definition of “Issuance Price” was amended to provide that the issuance price of the Company’s securities for determining the base fee payable to the Advisor is to be the actual issuance price.  Previously, the issuance price was set at $11.00 for all common shares of beneficial interest issued by the Company prior to January 1, 2009.  This change, which reverts the definition of “Issuance Price” back to the definition prior to the Second Amended and Restated Advisory Agreement, will result in an increase to the annual advisory fee payable to the Advisor of $2.1 million, which increase will be phased in over time with 54% of the increase being paid during 2010 and then 100% of the increase being paid commencing in 2011.

Item 9.01.  Financial Statements and Exhibits

(c)	Exhibits

10.1	Amendment No. 2 to Second Amended and Restated Advisory Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 29th day of January, 2010.

WINTHROP REALTY TRUST

By:	/s/ Carolyn Tiffany
Carolyn Tiffany
President